Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

LINKBANCORP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.01 par value per share	Other	32,168	N/A	$226,946	0.00014760	$34

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$34

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$34

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

(1)	Relates to common stock, par value $0.01 per share of LINKBANCORP, Inc., a Pennsylvania corporation (“LINK”) to be issuable to holders of common stock, $0.01 par value per share of Partners Bancorp, a Maryland corporation (“Partners”), in the proposed merger transaction described herein. The amount of LINK common stock being registered reflects the estimated maximum number of additional shares of LINK common stock that are expected to be issued pursuant to the merger, due to an increased maximum amount of shares of Partners common stock outstanding related to underlying restricted stock awards granted prior to the closing of the merger. LINK previously registered 20,948,972 shares of LINK common stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-271516), which was declared effective on May 12, 2023 in connection with the proposed merger transaction described herein.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices of Partners common stock as reported on the NASDAQ Capital Market on November 20, 2023 ($7.055) multiplied by (ii) 32,168, the estimated maximum additional number of shares of Partners common stock to be converted in the merger.
(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00014760.